UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005

JDS UNIPHASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1768 Automation Parkway, San Jose, CA		95131
(Address of principal executive offices)		(Zip Code)

(408) 546-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 20, 2005, JDS Uniphase Corporation issued a press release addressing the consolidation of its manufacturing operations that includes confirmation that it expects to achieve the previously provided financial guidance for the Third Quarter of fiscal 2005, which forecasted that revenue would be in the range of $155 to $165 million, and non-GAAP loss per share would be approximately two cents. A copy of the press release, dated as of April 20, 2005, is furnished as Exhibit 99.1 to this Current Report and the fifth paragraph of the press release is incorporated in this Item 2.02 by reference. The press release is furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of either Section 18 of the Securities Exchange Act of 1934, as amended, or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 14, 2005, the Company took steps to commit itself to the consolidation of its manufacturing operations and the transfer of such operations to other Company facilities and to the facilities of its contract manufacturing partners, including Fabrinet. In addition, the Company intends to reduce its manufacturing operations in Santa Rosa, California by phasing out certain products. The Company expects that by the end of the calendar year these actions will reduce the Company’s worldwide manufacturing employee headcount by a minimum of 700 people plus 150 people in support positions. Further information on a number of these actions is set forth in the first four paragraphs of the April 20, 2005 press release, which portions are incorporated in this Item 2.05 by reference. This consolidation and transfer of the Company’s manufacturing operations is part of the Company’s business strategy to achieve profitability and increase corporate agility by reducing cost structure and eliminating non-core products.

The facility transfers to Fabrinet are expected to be completed by the end of the current quarter, ending June 30, 2005, while the actions involving the transfer of manufacturing operations and product line discontinuances are expected to be completed by the end of the second quarter of fiscal year 2006, ending December 31, 2005.

The Company has determined that at the time of this filing, it is unable in good faith to make a determination of the estimates required by paragraphs (b), (c), and (d) of Item 2.05 of the Form 8-K General Instructions. The Company will file an amended report on Form 8-K within four business days of making a determination of the required estimates.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release entitled “JDS Uniphase Consolidates Manufacturing Operations” dated April 20, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2005	THE JDS UNIPHASE CORPORATION
	By:	/s/ CHRISTOPHER S. DEWEES
		Name:	Christopher S. Dewees
		Title:	Senior Vice President and General Counsel